Exhibit 99.1

For Information Contact:

October 19, 2009

Jeffrey Powers, AmeriServ Financial

(814) 533-5139

FOR IMMEDIATE RELEASE

AmeriServ Union Employees Agree To New Four Year Contract

JOHNSTOWN, PA, October 19  – AmeriServ Financial Bank, the banking subsidiary of AmeriServ Financial, Inc. (NASDAQ NMS: ASRV), and United Steelworkers (USW) Local 2635-06 have agreed to a new four year contract.  Unionized employees voted to accept the contract at a meeting held on Sunday in Johnstown. The new contract covers the workforce through October 2013.

The ratified contract is positive news for AmeriServ and the community, according to AmeriServ President and CEO Glenn L. Wilson.

“We have one focus here and that is to be the best bank in our marketplace,” said Wilson. “Yesterday’s vote is great news for everyone here at AmeriServ. It’s clear we are united in moving AmeriServ forward as a community bank that can make a difference in our region.”

USW Local 2635-06 Unit President Bob Gilles agrees on the importance of the new contract to AmeriServ.

“The approved agreement indicates to me that our membership believes in AmeriServ’s potential to grow as the region’s leading community bank, and to provide a satisfying career,” Gilles said.

There are 206 AmeriServ employees represented by the Union, or 55 percent of the bank workforce.